EXHIBIT 10.32

FOURTH AMENDMENT TO CREDIT AGREEMENT

          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 10, 2000 (this "Amendment"), is between ENERGY SEARCH, INCORPORATED, a Tennessee corporation ("Borrower"), and SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership ("Lender").

W I T N E S S E T H:

          WHEREAS, Borrower and Lender have heretofore entered into that certain Credit Agreement, dated as of June 23, 1999, as previously amended (the "Credit Agreement"); and

          WHEREAS, Borrower desires to, and Lender is willing, on the terms and subject to the conditions as hereinafter set forth, to revise the Development Plan and to amend certain other provisions of the Credit Agreement;

          WHEREAS, Lender is willing, on the terms and subject to the conditions as hereinafter set forth, to revise the Development Plan and to amend certain other provisions of the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the Lender hereby agree to amend the Credit Agreement as follows:

          Section 1.          Amendment to Credit Agreement.

          a.           The list of Schedules and Exhibits attached as page vi to the Credit Agreement hereby is amended by (i) replacing the reference to "Schedule III - Amortization Schedule" with "Schedule III - [Intentionally omitted" and (ii) inserting "Schedule VIII - Summary of Preferred Stock" following the reference to "Schedule VII - Partnerships".

          b.           Section 1.1 of the Credit Agreement hereby is amended by deleting the definitions of "Amortization Schedule", "Initial Amortization Schedule", "Minimum Principal Payment" and "9% Convertible Preferred Stock" in their entirety.

          c.           Section 1.1 of the Credit Agreement hereby is amended by inserting the following definition of "Convertible Preferred Stock" in appropriate alphabetical order:

"          "Convertible Preferred Stock" means the various redeemable convertible preferred stock which is described on Schedule VIII."

          d.           The definitions of "Commitment Amount", "Commitment Termination Date", "Maximum Commitment Amount" and "Minimum Commitment Amount" in Section 1.1 of the Credit Agreement hereby are amended in their entirety to read as follows:

"          "Commitment Amount" means, on any date, $30,000,000, as such amount may be reduced or increased from time to time pursuant to Section 2.2."

"          "Commitment Termination Date" means the earliest of (a) June 23, 2007, (b) the date on which the Commitment Amount and the Maximum Commitment Amount are terminated in full or reduced to zero pursuant to Section 2.2, and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (b) or (c), the Commitment shall terminate automatically and without any further action."

"          "Maximum Commitment Amount" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2."

"          "Minimum Commitment Amount" means, on any date, $30,000,000, as referred to in Section 2.2."

          e.           Section 2.2.2 of the Credit Agreement hereby is amended in its entirety to read as follows:

"          SECTION 2.2.2          Mandatory. On the Commitment Termination Date, the Commitment Amount, the Maximum Commitment Amount and the Minimum Commitment Amount shall be zero.

          f.           Section 7.1.4 of the Credit Agreement hereby is amended in its entirety to read as follows:

"          SECTION 7.1.4 Use of Proceeds. Borrower shall (i) use the proceeds of the Loans as set forth in Section 4.6 and (ii) except for distributions with respect to the Convertible Preferred Stock declared on or prior to April 28, 2000 in an aggregate amount not to exceed $122,000, not use the proceeds of the Loans therefrom to pay any dividends or other distributions, to purchase any of its shares, to make any loans or advance any monies to any employee, consultant or agent of Borrower or to pay any cost, expense or otherwise, except in connection with (a) fees and out-of-pocket expenses in an aggregate amount not to exceed $115,000 (which amount already includes the $25,000 retainer for the payment of legal costs and expenses delivered to Lender prior to the Effective Date) of (1) counsel to Lender and of local counsel, if any, who may be retained by counsel to Lender, (2) outside title counsel to Borrower which is acceptable to Lender, and (b)  Borrower's oil and gas exploration, development and production business consistent with the Development Plan."

          g.           Section 7.2.2(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

"          (a) Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, (i) Indebtedness in respect of the Loans and other Obligations; (ii) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities), provided, however, that no Indebtedness otherwise permitted by clause (ii) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing; (iii) other Indebtedness for borrowed money pursuant to the Existing SunTrust Credit Facility up to a maximum principal amount of $500,000; and (iv) any Indebtedness arising in connection with the Convertible Preferred Stock."

          h.          Section 7.2.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

"          SECTION 7.2.5 Restricted Payments, etc. On and at all times after the Effective Date, Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of partnership interest (now or hereafter outstanding) of Borrower or on any warrants, options or other rights with respect to any class of partnership interests (now or hereafter outstanding) of Borrower or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any partnership interests (now or hereafter outstanding) of Borrower, or warrants, options or other rights with respect to any partnership interests (now or hereafter outstanding) of Borrower, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion; provided, however, that so long as no Default has occurred and is continuing hereunder, Lender hereby consents to the declaration and payment of scheduled accrued dividends with respect to the Convertible Preferred Stock (i) on or prior to April 28, 2000, in the form of cash in an aggregate amount not to exceed $122,000, and (ii) at all times after April 28, 2000, in the form of Convertible Preferred Stock or common stock of Borrower; and provided further that Lender shall be prohibited from the declaration and payment of any scheduled dividends in the form of cash after April 28, 2000."

          i.          The Credit Agreement is hereby amended by replacing Schedule I-C to the Credit Agreement with Schedule I-C to this Amendment.

          j.           The Credit Agreement is hereby amended by replacing Schedule III to the Credit Agreement with Schedule III to this Amendment.

          k.          The Credit Agreement is hereby amended by inserting Schedule VIII to this Amendment as Schedule VIII to the Credit Agreement following Schedule VII to the Credit Agreement.

          l.          The Credit Agreement is hereby amended by replacing Exhibit I to the Credit Agreement with Exhibit I to this Amendment.

          Section 2.          Waivers.

          a.          Borrower has requested the waiver by Lender of, and Lender hereby waives, any requirement for any mandatory reduction of the Commitment Amount and the Maximum Commitment Amount pursuant to Section 2.2.2 of the Credit Agreement for the period from the Effective Date through and including November 10, 2000. This waiver shall not be deemed to be a waiver of any requirement of Section 2.2.2 after November 10, 2000 or of any other provisions of the Credit Agreement.

          b.          Borrower has requested the waiver by Lender of, and Lender hereby waives, any Default or Event of Default pursuant to Section 7.2.5 of the Credit Agreement to the extent, but only to the extent, that Borrower declared and paid scheduled accrued dividends with respect to the Convertible Preferred Stock in the form of cash in an aggregate amount not to exceed $122,000 on or prior to April 28, 2000. This waiver shall not be deemed to be a waiver of any other requirement of Section 7.2.5 or of any other provisions of the Credit Agreement.

          Section 3.          Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section.

          (a)          Borrower shall have executed and delivered this Amendment, in form and substance acceptable to Lender in its sole discretion.

          (b)          All legal matters in connection with this Amendment, the Credit Agreement and the consummation of the transaction contemplated hereby and by the Loan Documents shall be approved by Lender.

          (c)          Lender shall have received certified copies of all documentation relating to the Convertible Preferred Stock and the proposed issuance of common stock of Borrower.

          (d)          Lender shall have received approval of the transaction contemplated in this Amendment, the Credit Agreement and the other Loan Documents from Lender's senior management.

          (e)          No suit, action or other proceeding shall be pending to restrain, enjoin or otherwise prevent the consummation of this Amendment or the transactions contemplated in connection herewith or which may have any material affect on the Subject Interests.

          (f)          Such other documents as the Lender shall have reasonably requested.

All documents executed or submitted pursuant hereto by or on behalf of Borrower or any of its Subsidiaries shall be satisfactory in form and substance to Lender and its counsel; Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as Lender or its counsel may reasonably request.

          Section 4.          Reaffirmation of Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article VI of the Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

          (A)          Borrower is a company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, permits and approvals to enter into this Amendment.

          (B)          Borrower has the full legal power, right and capacity to enter into and perform this Amendment and to perform its obligations hereunder. The consummation of the transactions contemplated by this Amendment are within Borrower's corporate power, have received all necessary governmental and other approvals, exemptions, authorizations, licenses and permits (if any shall be required), and do not and will not contravene or conflict with any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Borrower, and do not and will not result in the breach or termination of any provision of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Borrower is a party or by which Borrower or its properties may be bound, including, without limitation, any confidentiality agreement or restrictions or disclosure of information.

          (C)          The execution and delivery by Borrower of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

          (D)          There has been no material adverse change (a) in the businesses, assets, properties, operations, condition (financial or otherwise) or results of operations or prospects of Borrower from June 23, 1999, (b) affecting the rights and remedies of Lender under and in connection with this Amendment and the Credit Agreement, as amended by this Amendment, or (c) in the ability of Borrower to perform its obligations under this Amendment or the Credit Agreement, as amended by this Amendment.

          (E)          There are no actions, suits or proceedings by or before any court, arbitrator or any governmental commission, board, bureau or other administrative agency pending, or to the knowledge of Borrower threatened, against Borrower or any of the Subject Interests.

          Section 5.          Defined Terms. Except as amended hereby, terms used herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

          Section 6.          Reaffirmation of Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement and the Note, and the Credit Agreement and the Note, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement and the Note herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement and the Note, respectively, as amended hereby.

          Section 7.          No Waiver. Borrower agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Lender and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

          Section 8.          Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS. All obligations of Borrower and rights of Lender expressed herein shall be in addition to and not in limitation of those provided by applicable law.

          Section 9.          Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

          Section 10.          Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

          Section 11.          Headings. Article and section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

          Section 12.          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 13.          Notice. THIS WRITTEN AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first above written.

BORROWER: ENERGY SEARCH, INCORPORATED By: /S/ Richard S. Cooper Name: Richard S. Cooper Title: President

S - 1

LENDER: SOUTHERN PRODUCER SERVICES, L.P. By: SC Ashwood Holdings, Inc., as general manager By: /S/ David Stewart Name: David Stewart Title: Vice President

S - 2